UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2005
(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in the charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Lameuse St., Suite 104
Biloxi, MS 39530

(Address of Principal Executive Offices, Including Zip Code)

(228) 374-7625

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2005, Premier Entertainment Biloxi LLC d/b/a Hard Rock Hotel & Casino Biloxi (the “Company”) entered into an Agreement Between Owner and Contractor with Roy Anderson Corp. (the “Agreement”).  The Agreement is attached as Exhibit 99.2 to this Form 8-K and is hereby incorporated into this filing in its entirety.

Pursuant to the terms of the Agreement, the Company has engaged Roy Anderson Corp., who was the general contractor during the construction of the Hard Rock Hotel & Casino Biloxi, to provide various services at the Hard Rock Hotel & Casino Biloxi required as a result of the destruction caused by Hurricane Katrina.  These services include removal of all loose debris at the site including damaged structure, walls, flooring, other miscellaneous loose equipment and materials.  Additional services shall include site assessment of damages, preparation of conceptual pricing for the reconstruction process, participating in the design and planning process, and participating in the permitting process.  The services shall concentrate in the area of rehabilitations, with the type of work to include selective demolition, dehumidification, localized structural stabilization, replacement of the fire pump system and supplying piping to reconnect sprinkler risers, limited repair of electrical and mechanical systems, constructing temporary partitions, constructing temporary building envelop enclosure, interior partitions and other miscellaneous activities as necessary to maintain the integrity of the property, protecting the building from further deterioration and in preparation for reconstruction process.

The Company has agreed to pay Roy Anderson Corp. fees equal to cost of services plus four percent.  As the extent of the damage and amount of reconstruction work is uncertain at this stage, the Company is unable to estimate the amounts of fees likely to be incurred under the Agreement.

Section 8 – Other Events

Item 8.01 Other Events.

The Company issued a press release on October 13, 2005, the text of which is incorporated by reference herein.

Except for the historical information contained herein, the matters addressed in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein.  This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.  Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the results of the damage from Hurricane Katrina and insurance proceeds available to the Company, (2) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near the Company’s markets could adversely affect the Company’s profitability, (3) general construction risks and other factors, some of which are beyond the Company’s control, could prevent the Company from completing its construction and development projects as planned, (4) changes in gaming laws or regulations, (5) changes in federal or state tax laws, (6) changes in the economy, (7) the additional furniture, fixture, and equipment financing to complete the project and (8) changes in the scope of the project. Additional factors that could cause actual performance of the Company to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s period reports on Forms 10-K, 10-Q and 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99.1         Press Release Dated October 13, 2005

99.2         Agreement between the Company and Roy Anderson Corporation, dated September 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

By:	/s/ Gregory J. Bosarge
Name:	Gregory J. Bosarge
Title:	Vice President and Chief Financial Officer
Date:	October 13, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 13, 2005

99.2	Agreement between the Company and Roy Anderson Corporation, dated September 20, 2005